Exhibit 21.1

QUANTA SERVICES, INC. – SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	State of Incorporation
1 Diamond, LLC	Delaware
Cutting Technology - 1 Diamond, LLC
1Diamond AS	Norway
618232 Alberta Ltd.	Alberta
8246408 Canada Inc.	Canada
G-TEK
Aedon Consulting Inc.	British Columbia
Alberta Powerline General Partner Ltd.	British Columbia
All Power Products Inc.	Alberta
Allteck Line Contractors, Inc.	British Columbia
American International Maritime Logistics, LLC	Texas
Arnett & Burgess Oil Field Construction Limited	Alberta
Arnett & Burgess Pipeliners (Rockies) LLC	Delaware
Arnett & Burgess Pipeliners Ltd.	Alberta
Banister Pipelines Constructors Corp.	British Columbia
Quanta Services E(4) Canada Ltd.
BRC Constructors, LLC	Delaware
Brent Woodward, Inc.	Oregon
Brink Constructors, Inc.	South Dakota
Canadian Utility Construction Corp.	Canada
CAN-FER Utility Services, LLC	Delaware
Quanta Utility Services, LLC
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Consolidated Power Projects Australia Pty Ltd	Adelaide, Australia
Conti Communications, Inc.	Delaware
Crux Subsurface Canada Ltd.	British Columbia
Crux Subsurface, Inc.	Delaware
Dacon Corporation	Delaware
Dashiell Corporation	Delaware
Dacon Corporation Dashiell (DE) Corporation Dashiell (DE), LLC Dashiell, Limited Liability Company
DiFazio North Constructors, Inc.	British Columbia
Digco Utility Construction, L.P.	Delaware
Digco Utility Construction Limited Partnership
DNR Pressure Welding Ltd.	Alberta

Subsidiary	State of Incorporation
Domino Highvoltage Supply Inc. (f/k/a Domino Holdings Inc.)	British Columbia
EHV Elecon, Inc.	Puerto Rico
EHV Power ULC	British Columbia
EHV Power ULC Corp.
Enscope Pty Ltd	Perth, Western Australia
First Infrastructure Capital Advisors, LLC	Delaware
First Infrastructure Capital GP, LLC	Delaware
Five Points Construction Co.	Texas
FRP Transmission Innovations Inc.	British Columbia
Fueling Systems Contractors, LLC	Delaware
H. C. Price Canada Company	Nova Scotia
H.L. Chapman Pipeline Construction, Inc.	Delaware
Chapman Pipeline Construction, Inc., H.L. DB Utilities
Hargrave Power, Inc.	Delaware
De Southeast Pipeline Construction, Inc. Hargrave Power, Inc.
Heritage Midstream, LLC	Delaware
High Line Power Inc.	Ontario
InfraSource Construction, LLC	Delaware
IUC ILLINOIS, LLC IUC Nebraska, LLC IUC Washington, LLC IUC Wisconsin, LLC IUS UNDERGROUND, LLC InfraSource Construction, LLC QS Mats TRANS TECH ELECTRIC
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource Services, LLC	Delaware
InfraSource, LLC	Delaware
IUS Underground, LLC
Inline Devices, LLC	Texas
Intermountain Electric, Inc.	Colorado
Colorado IM Electric Grand Electric IM Electric, Inc. IME - Intermountain Electric, Inc. IME Electric
IonEarth, LLC	Michigan
Irby Construction Company	Mississippi
Irby Construction Company, Inc.
Island Mechanical Corporation	Hawaii
J.C.R. Construction Co., Inc.	New Hampshire

Subsidiary	State of Incorporation
J.W. Didado Electric, LLC	Delaware
JET Tank Service, LLC	Oklahoma
Lazy Q Ranch, LLC	Delaware
(DE) Lazy Q Ranch, LLC
Lex Engineering Ltd.	British Columbia
Lindsey Electric, L.P.	Texas
M. G. Dyess, Inc.	Mississippi
M. J. Electric, LLC	Delaware

Great Lakes Line Builders

Iron Mountain

Iron Mountain M.J. Electric, LLC

M. J. ELECTRIC, LLC IRON MOUNTAIN

M. J. Electric, LLC - Iron Mountain

M.J. Electric Iron Mountain

M.J. Electric, LLC Iron Mountain

Manuel Bros., Inc.	Delaware
Renaissance Construction
Mears Canada Corp.	Nova Scotia
Mears Construction, LLC	Georgia
Mears Group Pty Ltd	Victoria, Australia
Mears Group, Inc.	Delaware
De Mears Group De Mears Group, Inc.
Mears Integrity Pty Ltd	Victoria, Australia
Mears Pipeline Pty Ltd.	Victoria, Australia
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Mercer Software Solutions, LLC	Texas
Mercer Technical Services Mercer Technical Solutions LLC
Microline Technology Corporation	Michigan
Nacap Australia Pty Ltd.	Victoria, Australia
North Houston Pole Line, L.P.	Texas
North Houston Pole Line Corp. QUANTA FOUNDATION SERVICES Quanta Foundation Services, Limited Partnership
North Sky Engineering, Inc.	Delaware
Northern Powerline Constructors, Inc.	Alaska
Northstar Energy Services Inc.	Alberta
NorthStar Energy Services, Inc.	North Carolina
BBI Bradford Brothers, Incorporated Bradford Brothers, Inc. NC Northstar Energy Services, Inc QUANTA UNDERGROUND Quanta Underground Services, Inc.

Subsidiary	State of Incorporation
Nova Constructors LLC	Japan
Nova Constructors LTD	United Kingdom
Nova Equipment Leasing, LLC	Washington
Nova Group, Inc.	California
NGI Construction NGI Construction, Inc.
Nova Group, Inc. – Underground Construction Co., Inc.	California
Nova Group, Inc. / Obayashi Corporation, LLC	California
Nova NextGen Solutions, LLC	Delaware
NPC Energy Services LLC	Alaska
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership	Alberta
O. J. Industrial Maintenance RMS Welding Systems
One Call Locators Canada Ltd.	Canada
PAR Electrical Contractors, Inc.	Missouri

Computapole

Didado Utility Company, Inc.

J.W. Didado Electric

J.W. Didado Electric, Inc.

Longfellow Drilling

Longfellow Drilling, Inc.

PAR Infrared Consultants

Riggin & Diggin Line Construction

Seaward

Seaward Corporation

Union Power Construction Company

PAR Internacional, S. de R.L. de C.V.	Mexico
Performance Energy Services, L.L.C.	Louisiana
Phasor Engineering Inc.	Alberta
Phoenix Power Group, Inc.	Delaware
Potelco, Inc.	Washington
Nor Am Telecommunications Potelco Incorporated
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Probst Electric, Inc.	Utah
Probst Construction, Inc.
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QCS ECA 0927 Development Ltd.	British Columbia
QPS Engineering LTD.	Alberta
QPS Engineering, LLC	Delaware
QSI Finance (Australia) Pty Ltd.	Victoria, Australia
QSI Finance Canada ULC	British Columbia

Subsidiary	State of Incorporation
QSI Finance I (US), Inc.	Delaware
QSI Finance II (Australia) Pty Ltd.	Victoria, Australia
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance IV (Canada) ULC	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI Finance V (US), LLP	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance X (Canada) ULC	British Columbia
QSI, Inc.	Delaware
Quanta APL GP Ltd.	British Columbia
Quanta APL LP I Ltd.	British Columbia
Quanta APL LP II Ltd.	British Columbia
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Capital Solutions, Inc.	Delaware
Quanta Capital South Africa Pty Ltd.	South Africa
OPICONSVIA Invesetments 312 Proprietary Limited
Quanta Delaware, Inc.	Delaware
Quanta Electric Power Services, LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Field Services, LLC	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Holdings 1 GP, LLC	Delaware
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta International Limited	British Virgin Islands
Quanta Philippines
Quanta International Services, Inc.	Delaware
Delaware Oqc, Inc.
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta Marine Services, LLC	Delaware
Quanta Middle East, LLC	Qatar
Quanta Pipeline Services, Inc.	Delaware
Quanta Power Generation, Inc.	Delaware
Quanta Power Generation, Inc. A Utility Construction Co.
Quanta Power Solutions India Private Limited	New Delhi, India
Quanta Power, Inc.	Delaware
Quanta Receivables, LP	Delaware
Quanta Renewable Construction Pty Ltd.	South Africa
OPICONSVIA Invesetments 312 Proprietary Limited

Subsidiary	State of Incorporation
Quanta Services (India) Ltd.	British Virgin Islands
Quanta Services Africa (PTY) Ltd.	South Africa
Ambrizo Investments 469 (PTY) LTD
Quanta Services Australia Pty Ltd.	Victoria, Australia
Quanta Services CC Canada Ltd.	British Columbia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Contracting, Inc.	Delaware
Quanta Services Costa Rica, Ltda.	Costa Rica
Quanta Services Guatemala, Ltda.	Guatemala
Quanta Services Management Partnership, L.P.	Texas
Quanta Services Management Partnership LP
Quanta Services Netherlands B.V.	Netherlands
Quanta Technology Europe
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Panama, S. de R.L.	Panama
Quanta Services Peru S.A.C.	Peru
Quanta Technology Canada ULC	British Columbia
Quanta Technology, LLC	Delaware
Delaware Quanta Technology, LLC
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Towergen Private Limited	Karnataka, India
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services of Canada Inc.	British Columbia
Quanta-Potelco Electrical Utilities, LLC	Delaware
Quanta-Potelco Electrical Utilities, LLC	Delaware
Quantecua Cia. Ltda.	Ecuador
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc.	Wisconsin
Infrasource Engineering Company Infrasource Engineering Company, PC
Redes Andinas De Comunicaciones. S.R.L.(50%)	Peru
RMS Holdings, LLC	Delaware
RMS Welding Systems Rms Welding Systems LLC Rms Welding Systems, LLC Rms Welding, LLC
Road Bore Corporation	Hawaii
Service Electric Company	Delaware
Dillard Smith Construction Company (Delaware) Service Electric Company Of Delaware Service Electric Company, Inc.
Servicios de Infraestructura del Peru S.A.C.	Peru
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Sharp’s Construction Services 2006 Ltd.	Alberta

Subsidiary	State of Incorporation
Southwest Trenching Company, Inc.	Texas
Subterra Damage Prevention Specialists Ltd.	Canada
Summit Line Construction, Inc.	Utah
Sumter Utilities, Inc.	Delaware
T. G. Mercer Consulting Services, Inc.	Texas
The Ryan Company, Inc.	Massachusetts

Eastern Communications

Ryan Company, Inc. of Massachusetts

The Massachusetts Ryan Company, Inc.

The Ryan Company Inc of Massachusetts

The Ryan Company Inc. of Massachusetts

The Ryan Company Incorporated of Massachusetts

The Ryan Company Of Massachusetts, Inc.

The Ryan Company of Massachusetts

The Ryan Company of Massachusetts, Inc.

The Ryan Company, Inc. (Massachusetts)

Tom Allen Construction Company	Delaware
Allen Construction Company, Tom TA Construction
Ultimate Powerline Contracting Ltd.	Saskatchewan
Underground Construction Co., Inc.	Delaware

Delaware Underground Construction Co.

Maryland Underground Construction Co., Inc.

UCC - Undergroud Construction Co.

UCC Underground Construction Co., Inc.

Ucc - Underground Construction Co.

Underground Construction Co., Inc. (Delaware)

Underground Construction Inc.

Utilimap Corporation	Missouri
Computapole
Utility Line Management Services, Inc.	Delaware
Valard Construction (Manitoba) Ltd.	Manitoba
Valard Construction (Ontario) Ltd.	Ontario
Valard Construction (Quebec) Inc.	Quebec
Valard Construction 2008 Ltd.	Alberta
Valard Construction LP	Alberta
Valard Construction Ltd.	British Columbia
Quanta Services EC Canada Ltd.
Valard Geomatics Ltd.	Alberta
Valard Land Surveying Ltd.	British Columbia
Valard Norway AS	Norway
Valard Sweden AB	Sweden
Valard Zagreb d. o. o.	Croatia

Subsidiary	State of Incorporation
Winco, Inc.	Oregon
Winco Helicopters Winco Powerline Services Winco Powerline Services, Inc. Winco, Inc. an Oregon Based Corporation